SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.     )


Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement      [ ] Confidential, for use of the Commission
                                         Only (as permitted by Rule 14a 6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to ss 240.14a-11(c) or ss 240.14a-12

                        Guaranty Federal Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
  [X] No fee required
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------

         (5)  Total fee paid:
--------------------------------------------------------------------------------

         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:
--------------------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

         (3) Filing Party:
--------------------------------------------------------------------------------

         (4) Date Filed:
--------------------------------------------------------------------------------

[GUARANTY
 FEDERAL
 BANCSHARES, INC.
 LETTERHEAD]






September 18, 1998


Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of Guaranty Federal Bancshares, Inc., I cordially invite you to attend the 1998 Annual Meeting of Stockholders to be held at the main office of Guaranty Federal, located at 1341 West Battlefield, on Wednesday, October 28, 1998 at 5:00 p.m. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the formal business to be transacted at the Meeting. Following the formal Meeting, I will report on the operations of the Company. Directors and officers of the Company, as well as representatives of Baird, Kurtz & Dobson, independent accountants, will be present to respond to any questions that stockholders may have.

         Whether or not you plan to attend the Meeting, please sign and date the enclosed form of Proxy and return it in the accompanying postage-paid return envelope as soon as possible. This will not prevent you from voting in person at the Meeting, but will assure that your vote is counted if you are unable to attend the Meeting.

Respectfully,


/s/James E. Haseltine

James E. Haseltine
President and Chief Executive Officer

                        GUARANTY FEDERAL BANCSHARES, INC.
                              1341 WEST BATTLEFIELD
                            SPRINGFIELD MO 65807-4181
                                 (417) 889-2494

                       -----------------------------------

                        NOTICE OF MEETING OF STOCKHOLDERS
                         To Be Held on October 28, 1998

         Notice is hereby given that a meeting of the stockholders ("Meeting") of Guaranty Federal Bancshares, Inc. (the "Company") will be held at the offices of the Guaranty Federal Savings Bank (the "Bank"), 1341 West Battlefield, Springfield, Missouri, on October 28, 1998, at 5:00 p.m., Central Time. Stockholders of record at the close of business on September 8, 1998, are the stockholders entitled to vote at the meeting.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is being held for the purpose of considering and acting upon:

          1.   The election of three directors.

          2.   The  ratification  of  Baird,   Kurtz  &  Dobson  as  Independent
               Certified Public Accountant to the Company for the fiscal year 1999.

          3. Such other matters as may come properly before the Meeting or any adjournments thereof. Except with respect to procedural matters incident to the conduct of the Meeting, the Board of Directors is not aware of any other business to come before the Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/James E. Haseltine

                                            James E. Haseltine
                                            President

Springfield, Missouri
September 18, 1998

THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING IF YOU DESIRE, AND YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.

                        GUARANTY FEDERAL BANCSHARES, INC.
                              1341 WEST BATTLEFIELD
                        SPRINGFIELD, MISSOURI 65807-4181
                                 (417) 889-2494

                        --------------------------------

                                 PROXY STATEMENT

                        --------------------------------

                                GENERAL STATEMENT

         This Proxy Statement has been prepared in connection with the solicitation of proxies by the Board of Directors of Guaranty Federal Bancshares, Inc. (the "Company") for use at an Annual Meeting of Stockholders to be held on October 28, 1998, and at any adjournment(s) thereof. The Annual Meeting will be held at 5:00 PM at the Company's corporate office at 1341 W. Battlefield, Springfield, Missouri. It is anticipated that this Proxy Statement will be mailed to Stockholders on or about September 28, 1998.

                 RECORD DATE--VOTING--VOTE REQUIRED FOR APPROVAL

         All persons who were Stockholders of the Company on September 8, 1998, ("Record Date") will be entitled to cast votes at the meeting. Voting may be by proxy or in person. As of the Record Date, the Company had 5,916,745 shares of common stock outstanding.

         Holders of a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, will constitute a quorum for purposes of transacting business at the Annual Meeting.

         Each proxy solicited hereby, if properly executed, duly returned to management and not revoked prior to the meeting, will be voted at the Annual Meeting in accordance with the Stockholder's instructions indicated thereon. If no contrary instructions are given, each proxy received by management will be voted in favor of all items on the agenda.
Each Stockholder shall have one vote for each share of stock owned.

         A Stockholder giving a proxy has the power to revoke the proxy at any time before it is exercised by filing with the Secretary of the Company written instructions revoking it. A duly executed proxy bearing a later date will be sufficient to revoke an earlier proxy. The proxy executed by a Stockholder who attends the Annual Meeting will be revoked only if that Stockholder files the proper written instrument with the Secretary prior to the end of the voting.

         To the extent necessary to assure sufficient representation at the Annual Meeting, proxies may be solicited by officers, directors and regular employees of the Company personally, by telephone or by further correspondence. Such officers, directors and regular employees of the Company will not be compensated for their solicitation efforts. The cost of soliciting proxies from Stockholders will be borne by the Company.

         Regardless of the number of shares of the Company's common stock, par value $0.10 per share ("Common Stock"), owned, it is important that Stockholders be represented by proxy or be present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed Proxy Card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the approval of the specific proposals presented in this Proxy Statement, and upon any other business that may properly come before the meeting or any adjournment thereof. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non votes, however, will be treated as shares present for purposes of determining whether a quorum is present. Directors are elected by a plurality of votes of the shares present in person or by proxy at the Meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
                 -----------------------------------------------

         Persons and groups owning in excess of 5% of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Articles of Incorporation of the Company (the "Articles of Incorporation") restrict the voting by persons who beneficially own in excess of 10% of the outstanding shares of Common Stock. This restriction does not apply to employee benefit plans of the Company or the Bank. The following table sets forth, as of the Record Date, persons or groups who own more than 5% of the Common Stock and the ownership of all executive officers and directors of the Company as a group. Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of Common Stock at the Record Date.

-------------------------------------------- ----------------------------------- ----------------------
           Name and Address                         Amount and Nature of
         of Beneficial Owner                        Beneficial Ownership           Percent of Class
-------------------------------------------- ----------------------------------- ----------------------
    Guaranty Federal Savings Bank                         344,454                        5.8%
Employee Stock Ownership Plan ("ESOP")
         1341 W. Battlefield
      Springfield, MO 65807-4181
                 (1)
------------------------------------------------ ------------------------------- ----------------------

  Carl Marks Management Corpany,L.P.                      313,700                        5.3%
            Andrew M. Boas
           Robert C. Ruocco
          135 E. 57th Street
       New York, New York 10022
                 (2)
------------------------------------------------ -------------------------------  ---------------------

 All directors and officers of the Company as a           223,987                        3.8%
             group (9 persons) (3)
------------------------------------------------ ------------------------------- ----------------------

(1) Based on a Schedule 13G filed on February 13, 1998. Reflects shared dispositive and voting power with respect to all shares listed. The ESOP purchased such shares for the exclusive benefit of plan participants with funds borrowed from the Company. These shares are held in a suspense account and will be allocated among ESOP participants annually on the basis of compensation as the ESOP debt is repaid. The ESOP Committee consisting of certain non-employee directors of the Board instructs the ESOP Trustee regarding investment of ESOP plan assets. The ESOP Trustee must vote all shares allocated to participant accounts under the ESOP as directed by participants. Unallocated shares and shares for which no timely voting direction is received, will be voted by the ESOP Trustee as directed by the ESOP Committee.
(2) Based on a Schedule 13G jointly filed on July 6, 1998, by all three entities sole voting power and sole dispositive power is reported for all shares by Carl Marks Management Company, L.P. Each of Messrs. Boas and Ruocco report shared voting power and shared dispositive power for all shares.
(3) Includes shares of Common Stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole voting and investment power, unless otherwise indicated. Excludes 344,454 shares held by the ESOP over which certain non-employee directors, who serve as trustees to the ESOP, exercise shared voting and investment power. Such individuals disclaim beneficial ownership with respect to such shares held by the ESOP. Includes 18,197 shares of Common Stock that may be acquired within 60 days of the Record Date by executive officers through stock options.

         The following table sets forth certain information as of the Record Date, with respect to the Shares of the Company's Common Stock beneficially owned by each of the named Directors and Officers of the Company, and the total owned by such persons as a group.

==============================================================================
                                            (1)
                                        Total Shares       Percent of Total
                                     Beneficially Owned      Outstanding
     Name of Beneficial Owner                               Common Shares
------------------------------------------------------------------------------
Jack L. Barham                             25,390                 *
------------------------------------------------------------------------------
James E. Haseltine                         47,838                 *
------------------------------------------------------------------------------
Wayne V. Barnes                            44,376                 *
------------------------------------------------------------------------------
George L. Hall                              7,652                 *
------------------------------------------------------------------------------
Ivy L. Rogers                              12,618                 *
------------------------------------------------------------------------------
Gary Lipscomb                              35,393                 *
------------------------------------------------------------------------------
Raymond D. Tripp                             0                    *
------------------------------------------------------------------------------
Total  owned by all  directors  and
executive   officers   as  a  group       223,987                3.8%
(nine persons)
==============================================================================

*     Less than 1%
(1) Includes all shares of common stock held directly as well as by spouses or minor children, in trust and other indirect ownership, over which shares the individuals effectively exercise sole voting and investment power, unless otherwise indicated. Includes share awards under the RRP to the applicable individuals, but excludes SOP awards made to executive officers of shares not vested. Individuals serving as RRP trustees or as a member of the RRP Committee disclaim beneficial ownership with respect to such shares held in a fiduciary capacity. Concerning Mr. Haseltine, includes 7,384 shares that may be acquired within 60 days of the Record Date through the exercise of options. For directors and executive officers as a group, includes 18,197 shares that may be acquired within 60 days of the Record Date through the exercise of options.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
             -------------------------------------------------------

         Section 16(a) of the 1934 Act requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership of the Common Stock, on Forms 3, 4 and 5, with the Securities and Exchange Commission ("SEC") and to provide copies of those Forms 3, 4 and 5 to the Company.

         Based upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its officers and directors were complied with during the 1998 fiscal year.

                                 FIRST PROPOSAL
                              ELECTION OF DIRECTORS

         The following table shows the name, age and position during the past five years of each nominee for election as director, and the length of time he has served as a director. The term of each director is three years.

         Unless otherwise specified on the proxies received by the Company, it is intended that proxies received in response to this solicitation will be voted in favor of the election of each person named in the following table to be a director of the Company for a three-year term, and until his successor is elected and qualified. There are no arrangements or understandings between the nominees or directors and any other person pursuant to which any such person was or is selected as a director or nominee.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE FOLLOWING NOMINEES.

                   Nominees for Three-Year Terms Expiring 2001

============================================================================================================
           Name                      Age (1)                Director Since                Position
--------------------------- -------------------------- -------------------------- --------------------------
Jack L. Barham                         65                        1983                Director, Chairman
--------------------------- -------------------------- -------------------------- --------------------------
James E. Haseltine                     52                        1990              Director,President,CEO
--------------------------- -------------------------- -------------------------- --------------------------
Raymond D. Tripp                       53                        1998                     Director
============================================================================================================

(1)  As of the Record Date

         Jack L. Barham worked at the Bank for 24 years and retired 1995. He served in various positions of responsibility and was a Realtor and appraiser. In 1983 he was elected to the Board of Directors and in 1990 was elected Vice President and Chairman of the Board. He served in the US Navy, is a deacon at Ridgecrest Baptist Church and has been a member of various civic organizations.

         James E. Haseltine joined the Bank in 1983, and has served as Director, President and Chief Executive Officer since 1990. After graduating Drury College in 1968, he entered military service with the US Army and served in the Republic of Viet Nam. He has served as a founding member and Chairman of the Affordable Housing Action Board of Springfield, Inc., an organization serving low to moderate income families. He is a licensed real estate broker.

         He is a past president of the Rotary Club of Springfield, serves as director of the Springfield Business and Development Corporation and the Springfield Finance and Development Corporation (not for profit community organizations), and is a member of First and Calvary Presbyterian Church.

         Raymond D. Tripp is President/Owner of Bolivar Insulation Company. Before relocating to Springfield four years ago, he worked for Owens Corning in Toledo, Ohio for seventeen years. Raymond and Linda, his wife, own and operate nine building material contracting branches throughout Missouri and Northwest Arkansas. He is very active in Southeast Rotary Club - Youth Projects Chairman, Director of the Missouri Golf Association, board member Springfield Business Development Corporation, board member Private Industry Job Council, and member of the Insulation Contractors Association, Home Builders Association, and Springfield Contractors Association.

                         Directors Who Are Not Nominees
                  Who Will Continue in Office After the Meeting

============================================================================================================
                                                                                              Current Term
                                                                                 Director        Expires
               Name                  Age (1)            Position(s)               Since
------------------------------------ --------- ------------------------------ --------------- --------------
Wayne V. Barnes                         66               Director                  1976           1999
------------------------------------ --------- ------------------------------ --------------- --------------
Ivy L. Rogers                           79               Director                  1990           1999
------------------------------------ --------- ------------------------------ --------------- --------------
George L. Hall                          90               Director                  1987           2000
------------------------------------ --------- ------------------------------ --------------- --------------
Gary Lipscomb                           68               Director                  1991           2000
============================================================================================================

(1)  As of the Record Date

Biographical Information

         The principal occupation of each Director is presented below:

         Wayne V. Barnes is the retired President of Sunnyland Stages, Inc. and Sunnyland Tours, Inc., Springfield, Missouri. Mr. Barnes attended the University of Missouri and Drury College, and served in the US Navy. He is active in many civic organizations.

         Ivy L. Rogers retired from the US Department of Justice Bureau of Prisons. He held position as Chief Construction Representative working out of Washington, DC and other parts of the country. He was self employed as a consultant for construction projects. He supervised construction of several new buildings from 1982 to 1996 for Greene County Missouri. Mr. Rogers served in the US Navy Construction Battalion during World War II. He is an ordained deacon in a Southern Baptist Church.

         George L. Hall is the retired owner and manager of the Ed. V. Williams Clothing Company in Springfield. He is active in many civic and religious organizations.

         Gary Lipscomb, CPA, practiced as a Certified Public Accountant for over 25 years in Springfield, Missouri retiring from his firm, Lipscomb, Kirkpatrick and Company, CPA's in August of 1988 to devote full time to the operation of Lipscomb Ford-Chrysler, Inc. in Branson, Missouri. He sold his Branson operation in December of 1993 and since that time has owned and operated, with his wife Betty, Lipscomb Mitsubishi in Springfield, Missouri. Mr. Lipscomb has been and is active in many social, fraternal, and religious activities. Mr. Lipscomb owns various real estate investments in Springfield and Branson, including a partnership interest in the Galleria in Springfield, Missouri.

Meetings and Committees of the Board of Directors

         The business of the Company is conducted at regular and special meetings of the full Board of Directors and its standing committees. The standing committees consist of the Executive, Audit, Investment, ESOP (Employee Stock Ownership Plan), Option, RRP and RSP Committees.

         During fiscal 1998, the Board of Directors met at six regular meetings and no special meetings called in accordance with the bylaws. No Director attended less than 75% of said meetings and the meetings held by all committees of the Board of Directors on which he served.

         The Audit Committee consists of Messrs. Lipscomb, Barnes, Hall, Rogers, and Barham. This committee regularly meets with the internal auditor to review audit programs and the results of audits of specific areas as well as other regulatory compliance issues. In addition, the Audit Committee meets with the independent certified public accountants to review the results of the annual audit and other related matters. The Audit Committee met three times during the fiscal year ended June 30, 1998.

         The Nominating Committee, a non-standing committee, meets once a year and is composed of the board of directors whose terms are not expiring. Nominations by a stockholder will be considered if written and delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company between 30 and 60 days prior to the meeting. However, if less than 31 days' notice of the meeting is given to stockholders, written notice must be similarly given no later than the tenth day after notice of the meeting was mailed to stockholders. A nomination must set forth, with respect to the nominee, (i) name, age, and addresses, (ii) principal occupation or employment,
(iii) Common Stock beneficially owned, (iv) other information that would be required in a proxy statement. The stockholder giving notice must list, for himself, name and address as they appear on the Company's books, and the amount of Common Stock beneficially owned.

         The entire Board of Directors functions as a compensation committee, however Mr. Haseltine does not participate in matters of his own compensation. The committee meets as needed and met one time during the fiscal year ended June 30, 1998.

Directors' Compensation

         Each member of the Board of Directors receive a yearly fee of $9,000, payable monthly. Directors do not receive fees for attendance at committee meetings. During the year ended June 30, 1998, Directors Barham, Barnes, Hall, Rogers and Lipscomb each received 3,756 shares of Common Stock that vested as part of an award made in the 1996 fiscal year.

         Directors, Barham, Barnes, Rogers, Hall and Lipscomb, each received awards of stock options totaling 21,702 and restricted stock totaling 8,682 under the Option Plan and the Restricted Stock Plan following stockholder approval of these plans July 22, 1998. All Plan Share Awards shall be earned at the rate of 20% one year after the date of grant and 20% annually thereafter. All awards shall become immediately 100% vested upon death, disability, or termination of service following a change in control as defined in the Plan.

Executive Compensation

         The Company has no full time employees, but relies on the employees of the Bank for the limited services required by the Company. All compensation paid to officers and employees is paid by the Bank.

Compensation Committee Interlocks and Insider Participation

         For the fiscal year ended June 30, 1998, the compensation committee consisted of directors Barham, Barnes, Hall, Lipscomb and Rogers. The standing committee reviews performance, industry salary surveys and the recommendations of management concerning compensation. Mr. James E. Haseltine is the President and Chief Executive Officer of the Bank and the Company. Mr. Haseltine does not participate in compensation committee matters involving his compensation. The Bank holds a loan originated in March 1987 that is secured by a mortgage on the residence of Mr. Haseltine. Mr. Haseltine paid reduced origination and application fees for the loan, a Bank policy applicable at that time to all employees and directors. During the 1998 fiscal year, the largest balance on this loan was $64,935 and the interest rate was 8.0%. Mr. Jack L. Barham is the Chairman of the Board of Directors of the Company and the Bank and had been, for many years until his retirement in 1995, an officer of the Bank.

Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Bank, with the Board of Directors, has designed the compensation and benefit plans for all employees, executive officers and directors in order to attract and retain individuals who have the skills, experience and work ethic to provide a coordinated work force that will effectively and efficiently carry out the policies adopted by the Board of Directors and to manage the Company and its subsidiary to meet the Company's mission, goals and objectives.

         To determine the compensation and benefit plans of employees, executive officers and directors, the committee sets salary ranges for each senior officer, and fees for the Board of Directors. Management then determines, and is responsible to the Compensation Committee for salary ranges for junior level officers and staff. The Committee then reviews (i) the financial performance of the bank over the most recently completed fiscal year (including ROA, ROE, G & A expense, CAMELS rating, quality of assets, risk exposure and compliance rating) compared to results at comparable companies within the industry, and (ii) the responsibilities and performance of each senior officer and the compensation levels of each officer compared to the compensation levels of persons with similar duties and responsibilities at comparable companies within the industry. The Compensation Committee evaluates all factors subjectively in the sense that they do not attempt to tie any factors to a specific level of compensation.

         All employees and officers participate on an equal, non-discriminatory basis in the Bank's medical insurance plan, long-term disability plan and group life insurance plan. The Bank also provides to all employees and officers, Company's Employee Stock Ownership Plan (ESOP), and a non-contributory 401 (k) tax-deferred savings plan. In 1997, the Company discontinued use of a cash bonus plan. The Compensation Committee of the Bank recommends all compensation and benefit plans to the full Board for approval annually.

         Stock Option Plan and Restricted Stock Award Plan. The 1998 Stock Option Plan and the Restricted Stock Plan (RSP) were designed to reward Board members and senior officers for the future long-term performance of the Company, based on the responsibilities of the Board and senior officers to manage the Bank and the Company. The stock plans were approved by stockholders at a special meeting held July 22, 1998, and distribution of the plans was as listed in the Proxy Statement. The Committee and the Board of Directors believe the 1998 awards provide adequate incentives to recipients.

         Report of Chief Executive Officer Compensation. The CEO's compensation is based on the same factors as those applied to other officers and employees, however, more emphasis is placed on the general health of the Bank and the Company, and their financial performance. In 1997, the Board of Directors ended a practice of paying an annual cash bonus to all officers and employees based on return on assets. Salaries were adjusted for 1998 to account for elimination of the bonus plan. The CEO's salary was increased by 8.8% to reflect an .88% return on assets. Prospectively, the compensation package will reflect a range based on like-sized, like-position comparables within the industry and the geographical region, tempered by the performance of the individual and the Company. Stock awards under the SOP and RSP plans provide incentive, but should not replace, or override, maintenance of the compensation range established from the comparables.

                           THE COMPENSATION COMMITTEE
          Jack Barham Wayne Barnes George Hall Gary Lipscomb Ivy Rogers

Summary Compensation Table

         The following table sets forth the cash and non-cash compensation awarded to or earned by the chief executive officer. No executive officer of either the Bank or the Company had a salary and bonus during the fiscal years ended June 30, 1998, 1997 or 1996 that exceeded $100,000 for services rendered in all capacities to the Bank or the Company.

===========================================================================================================================
                                   Annual Compensation                             Long-Term Compensation
                         --------------------------------------------------------------------------------------------------
                                                                            Awards                      Payouts
                                                                  ---------------------------------------------------------
               Fiscal
   Name and    Year                               Other Annual     Restricted    Securities                  All Other
  Principal    Ended                              Compensation        Stock      Underlying      LTIP       Compensation
   Position    June 30,    Salary      Bonus           (1)          Awards(2)      Options      Payouts         (3)
---------------------------------------------------------------------------------------------------------------------------
   James E.      1998     $100,814     $8,600        $ 9,990             -            -            -               -
  Haseltine      1997       96,250      6,510         11,329             -            -            -           $11,380
 President &     1996       87,228      7,681         11,159         $34,859       18,462          -            12,963
     CEO
===========================================================================================================================

------------------------------
(1) Includes Directors' fees for Mr. Haseltine of $9,000 for the year ended June 30, 1998, and June 30, 1997 and $8,000 for the year ended June 30, 1996 in addition to an automobile allowance.
(2) The Bank granted Mr. Haseltine an award equivalent to 6,119 restricted shares of Common Stock during the fiscal year ended June 30, 1996. As adjusted, as of the date awarded, the restricted shares were valued at approximately $5.70 per share. The first installment vested on October 18, 1996 and such shares continue to vest at a rate of 20% per year. Dividends are paid on restricted stock after awards vest. As of June 30, 1998, Mr. Haseltine had 3,671 shares of restricted stock, which had a value of $47,494 (based on the closing price of $12.9375 on June 30, 1998). Pursuant to the Conversion, the restricted shares of Bank stock granted to Mr. Haseltine were exchanged for 1.931 shares of restricted Common Stock.
(3) Represents the Bank's accruals pursuant to the pension plan.

Employment Agreements

         The Bank has entered into employment agreements with James E. Haseltine, President and Chief Executive Officer and other executive officers of the Bank. Mr. Haseltine's employment agreement covers a term of two years. The agreements will be terminable by the Bank for "just cause" as defined in the agreements. If the Bank terminates the employee without just cause, the employee will be entitled to a continuation of the employee's salary from the date of termination through the remaining term of the agreement. Mr. Haseltine's employment agreement contains a provision stating that in the event of the termination of employment in connection with any future change in control of the Bank, as defined in the agreement, Mr. Haseltine will be paid a lump sum an amount equal to 1.99 times Mr. Haseltine's five year average annual taxable compensation. At June 30, 1998, assuming termination of employment following a change in control, this amount would have been approximately $186,000. In addition, the Bank entered into employment agreements with eight other officers, which will provide a severance payment upon termination without just cause in the event of a change in control, as defined in the agreements. At June 30, 1998, assuming termination of those eight officers following a change in control, this amount would have been approximately $800,000. The agreements may be renewed annually by the Board of Directors upon a determination of satisfactory performance within the Board's sole discretion.

Pension Plan

         During the fiscal year beginning July 1, 1997, the Bank participated in a multiemployer defined benefit plan ("Pension Plan"). The Pension Plan was terminated as of December 12, 1997. Employees who have one year of service and who have reached age 21 were eligible to participate in the Pension Plan. Employees are entitled to a normal retirement benefit at age 65 equal to 2% times years of benefit service times the average annual salary (as defined) for the five consecutive years of highest salary during benefit service, with annual 1% adjustments for retirees who attain age 66 and older. The Pension Plan provides for early retirement benefits (commencing as early as age 45), disability retirement benefits and death benefits. Contributions were determined using actuarial assumptions. The Bank made all the contributions to the Pension Plan. Benefits received pursuant to the Pension Plan are not subject to any deduction for social security or other offset amounts.

         Due to changes enacted under the Tax Reform Act of 1986, qualified pension plans require benefit accruals for any active employee working beyond age 65 with respect to service completed on or after July 1, 1988. As a result, the Bank accrued an unfunded liability of $87,005 and $139,843 as of June 30, 1997 and 1996, respectively, to provide for prior service credit to its eligible employees. The unfunded liability was eliminated on termination of the Pension Plan on December 12, 1997. Pension expense was $5,063, $128,785 and $156,013, for the years ended June 30, 1998, 1997 and 1996, respectively.

============================================================================================================
   5 Year                                            Years of Service
               ------------ ------------- ------------ ------------- ------------ ------------- ------------
   Average
   Salary           5            10           15            20           25            30           35
-------------- ------------ ------------- ------------ ------------- ------------ ------------- ------------
   $20,000       $2,000       $4,000        $6,000       $8,000        $10,000      $12,000       $14,000
-------------- ------------ ------------- ------------ ------------- ------------ ------------- ------------
   $40,000       $4,000       $8,000        $12,000      $16,000       $20,000      $24,000       $28,000
-------------- ------------ ------------- ------------ ------------- ------------ ------------- ------------
   $60,000       $6,000       $12,000       $18,000      $24,000       $30,000      $36,000       $42,000
-------------- ------------ ------------- ------------ ------------- ------------ ------------- ------------
   $80,000       $8,000       $16,000       $24,000      $32,000       $40,000      $48,000       $56,000
-------------- ------------ ------------- ------------ ------------- ------------ ------------- ------------
  $100,000       $10,000      $20,000       $30,000      $40,000       $50,000      $60,000       $70,000
-------------- ------------ ------------- ------------ ------------- ------------ ------------- ------------
  $125,000       $12,500      $25,000       $37,500      $50,000       $62,500      $75,000       $87,500
============================================================================================================

         This table illustrates annual pension benefits at age 65 under the Pension Plan at various levels of compensation and years of service, assuming 100% vesting of benefits. All retirement benefits illustrated in the table above are without regard to any Social Security benefits to which a participant might be entitled. Mr. Haseltine has 14 years of service under the plan.

                             STOCK PERFORMANCE GRAPH

         Set forth below is a stock performance graph comparing the cumulative total shareholder return on the Common Stock with (a) the cumulative total stockholder return on stocks included in the Nasdaq Stock Market index and (b) the cumulative total stockholder return on stocks included in the Nasdaq Bank index, as prepared for Nasdaq by the Center for Research in Securities Prices ("CRSP") at the University of Chicago. All three investment comparisons assume the investment of $100 as of the close of business on December 30, 1997 (the date of initial issuance of the Common Stock). All of these cumulative total returns are computed and the Company's fiscal year ended June 30, 1998.


                  [GRAPH OMITTED, PLOTTING POINTS SHOWN BELOW]


--------------------------------------------------------------------------------
                                                    12/30/97          6/30/98
--------------------------------------------------------------------------------
CRSP Nasdaq U.S. Index                               $100.00          $120.69
--------------------------------------------------------------------------------
CRSP Nasdaq Bank Index                               $100.00          $104.14
--------------------------------------------------------------------------------
Guaranty Federal Bancshares, Inc.                    $100.00          $101.61
--------------------------------------------------------------------------------

               AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR END
               ---------------------------------------------------
                             OPTION/SAR VALUE TABLE
                             ----------------------

============================================================================================================================
                                                              Number of Securities       Value of Unexercised in-the-Money
                          Shares Acquired                    Underlying Unexercised         Options/SARs at FY-End ($)
                            on Exercise        Value       Options/SARs at FY-End (#)       Exercisable / Unexercisable
          Name                               Realized     Exercisable / Unexercisable
----------------------------------------------------------------------------------------------------------------------------
James E Haseltine                -               -                     -                                 -
----------------------------------------------------------------------------------------------------------------------------
  Exercisable                                                         7,384                           $51,097
----------------------------------------------------------------------------------------------------------------------------
  Unexercisable                                                      11,078                            76,660
============================================================================================================================

Transactions with Certain Related Persons

         Loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Company's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. The Bank provides loans to its officers, directors, and employees to purchase or refinance personal residences as well as consumer loans. Loans made to officers, directors and executive officers are made in the ordinary course of business on the same terms and conditions as would be made to any other customer in the ordinary course of business. Prior to August 1989, all employees, officers and directors were eligible for accommodations as to origination and application fees. This practice was eliminated in 1989, as to directors and executive officers. Set forth below is certain information as of June 30, 1998, as to loans in excess of $60,000 made by the Bank, prior to 1990, to each of its directors and executive officers and affiliates of directors and executive officers.

============================================================================================================
                                         Original    Balance at       Largest
 Name of Officer or         Date           Loan       June 30,     Balance Since    Interest    Loan Type
      Director           Originated       Amount        1998        July 1, 1997      Rate
---------------------- ---------------- ----------- ------------- ----------------- ---------- -------------
James E. Haseltine       March, 1987     $90,000      $ 62,663        $ 64,935       8.000%    Real Estate
============================================================================================================


         The Company intends that all transactions between the Bank and its executive officers, directors, holders of 10% or more of the shares of any class of its Common Stock and affiliates thereof, will contain terms no less favorable to the Bank than could have been obtained by it in arm's-length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Bank not having any interest in the transaction.


                                 SECOND PROPOSAL
                    RATIFICATION OF BAIRD, KURTZ & DOBSON AS
                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

         Baird, Kurtz & Dobson was the Company's independent auditor for the fiscal year ended June 30, 1998. The Board of Directors has approved the selection of Baird, Kurtz & Dobson as auditor for the fiscal year ending June 30, 1999, subject to ratification by stockholders. If not ratified, the Board of Directors will reconsider its selection. Ratification of the appointment of the auditor requires the approval of a majority of the votes cast by the stockholders of the Company at the meeting.

         The Board of Directors recommends that stockholders vote FOR the ratification of the appointment of Baird, Kurtz & Dobson as auditor.

         A representative of Baird, Kurtz & Dobson will be present at the Annual Meeting of Stockholders. The representative will have an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

                                  MISCELLANEOUS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy. If the Company did not have notice of a matter on or before September 27, 1998, it is expected that the persons named in the accompanying proxy will exercise discretionary authority when voting on that matter.

         The  cost of  soliciting  proxies  will be borne  by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock.

         The Company's Annual Report to Stockholders for the fiscal year ended June 30, 1998, including financial statements, will be mailed on September 28, 1998, to all stockholders of record as of the close of business on September 8, 1998. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company.

                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 1341 W. Battlefield, Springfield, Missouri 65807-4181, no later than May 21, 1999.

         In the event the Company receives notice of a stockholder proposal to take action at next year's annual meeting of stockholders that is not submitted for inclusion in the Company's proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its stockholders intend to exercise their discretion to vote on the stockholder proposal in accordance with their best judgment if notice of the proposal is not received at the Company's main office between August 29, 1999 and September 27, 1999. The Certificate of Incorporation provides that if notice of a stockholder proposal to take action at next year's annual meeting is not received at the Company's main office between August 29, 1999 and September 27, 1999, the proposal will not be eligible for presentation at that meeting. However, if less than 31 days' notice of the annual meeting is provided, a stockholder's proposal would have to be received no later than 10 days after notice was mailed by the Company for that meeting.


         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1998, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO E. LORENE THOMAS, SECRETARY, GUARANTY FEDERAL BANCSHARES, INC., 1341 WEST BATTLEFIELD, SPRINGFIELD, MISSOURI 65807-4181.





Dated:  September 18, 1998

                        GUARANTY FEDERAL BANCSHARES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                October 28, 1998

         The undersigned hereby appoints the Board of Directors of Guaranty Federal Bancshares, Inc. (the "Company"), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the Company's corporate office at 1341 West Battlefield, Springfield, Missouri, on Wednesday, October 28, 1998, at 5:00 p.m., local time, and at any and all adjournments thereof, in the following manner:



                                           FOR      WITHHOLD     FOR ALL EXCEPT
                                           ---      --------     --------------
1.  The election as directors of all
    nominees listed (except as marked
    to the contrary below):                |_|         |_|            |_|

    Jack L. Barnham            James E. Haseltine        Raymond D. Tripp

    INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

         ____________________________________________


                                           FOR      AGAINST           ABSTAIN
                                           ---      -------           -------

2.       The ratification of the
         appointment of Baird, Kurtz
         & Dobson as independent
         auditors of the Company
         for the fiscal year ending
         June 30, 1999.                    |_|        |_|               |_|

In their discretion, such attorneys and proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors recommends a vote "FOR" all of the above listed propositions.


THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Meeting, or at any adjournments thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this Proxy by filing a subsequently dated Proxy or by written notification to the Secretary of the Company of his or her decision to terminate this Proxy.

         The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Stockholders and a Proxy Statement dated September 18, 1998.



Dated:
       ------------------------------


----------------------------------------    ------------------------------------
PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER


----------------------------------------    ------------------------------------
SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.


PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.